UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2006 (February 6, 2006)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29815	54-1655029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11080 CirclePoint Road, Suite 200 Westminster, Colorado		80020
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 426-6262

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Executive Compensation

On February 6, 2006, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Allos Therapeutics, Inc. (the “Company”) approved the following actions with regard to the compensation of the executive officers of the Company who were named in the Summary Compensation Table of the Company’s 2005 Proxy Statement or who are expected to be named in the Summary Compensation Table of the Company’s 2006 Proxy Statement (collectively, the “Named Executive Officers”):

2005 Cash Bonus Awards.  The Committee approved cash bonus awards for the Named Executive Officers for their efforts and services on behalf of the Company during fiscal 2005.  The cash bonus determination for Mr. Hart was based on the Committee’s evaluation of the Company’s relative success in achieving certain corporate objectives that were established at the beginning of 2005 and considered to be critical to the achievement of the Company’s long-term strategic goals.  The cash bonus determinations for the other Named Executive Officers were based in part on the Company’s relative success in achieving these corporate objectives, as well as an evaluation of the success of each Named Executive Officer in achieving certain individual performance objectives established for such officer at the beginning of 2005.  The following table sets forth the 2005 cash bonus award for each of the Named Executive Officers:

Name	Title	2005 Cash Bonus Award
Michael E. Hart	President, Chief Executive Officer and Chief Financial Officer	$155,000
David A. DeLong	Vice President, Marketing and Sales	$67,453
Marc H. Graboyes	Vice President, General Counsel	$58,790
Markus F. Herzig	Vice President, Regulatory Affairs	$58,729
Douglas G. Johnson, Ph.D.	Vice President, Manufacturing	$50,766
Michael E. Saunders	Vice President, Clinical Development	$62,418

2006 Base Salary Increases.  The Committee approved base salary increases for the Named Executive Officers to be effective January 1, 2006 for Mr. Hart, and March 1, 2006 for each of the other Named Executive Officers.  The Committee annually evaluates the performance and determines the compensation of the Company’s officers based on the Committee’s assessment of each individual’s contributions against established performance objectives, relative contributions and success toward achieving the Company’s annual and long-term business goals and objectives, and comparisons against annual survey data for biopharmaceutical companies in comparable stages of development.  The 2006 base salaries for the Named Executive Officers are listed in Exhibit 10.1 and incorporated herein by reference.  These salaries may be changed at any time at the discretion of the Committee.

2006 Corporate and Individual Objectives.  The Committee approved corporate and individual objectives for 2006 for purposes of the Company’s Annual Incentive Plan (which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated December 16, 2005) (the “Plan”), in which all Named Executive Officers are eligible to participate.  The corporate objectives apply to all participants under the Plan and include certain clinical development goals related to the Company’s product candidates and certain financial goals considered to be critical to the Company’s long-term success.  The individual objectives established for each executive officer of the Company (other than for Mr. Hart whose bonus award is based 100% on corporate objectives) are generally consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company.

Severance Benefit Schedule

Also on February 6, 2006, the Committee approved a Severance Benefit Schedule under the Company’s Severance Benefit Plan (which was filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2000) to provide for the payment of severance benefits to all full-time employees, including all Named Executive Officers who do not otherwise have separate employment agreements with the Company, who are terminated pursuant to involuntary reductions in the work force effecting more than two employees during 2006 (the “2006 Group Termination Schedule”).  The Committee initially approved the Group Termination Schedule for reductions in force occurring in fiscal 2003, and has renewed the Group Termination Schedule each year thereafter as a means of recruiting and retaining qualified employees.  The Group Termination Schedule is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	2006 Base Salaries for Named Executive Officers
10.2	2006 Group Termination Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	February 10, 2006

ALLOS THERAPEUTICS, INC.

		By:	/s/ Michael E. Hart
Michael E. Hart
		Its:	President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Base Salaries for Named Executive Officers
10.2	2006 Group Termination Schedule